UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

BUNKER HILL MINING CORP.

(Exact name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-150028

(Commission File Number)

32-0196442

(I.R.S. Employer Identification No.)

1009 McKinley Avenue, Kellogg, Idaho 83837

(Address of principal executive offices) (zip code)

(604) 417-7952

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Arrangement Agreement

On August 20, 2026, Bunker Hill Mining Corp., a Nevada corporation (“Bunker Hill”), entered into an Arrangement Agreement (the “Arrangement Agreement”) with Silver47 Exploration Corp., a British Columbia corporation (“Silver47”), pursuant to which, among other things, Bunker Hill will acquire all of the issued and outstanding common shares of Silver47 (the “Arrangement”). The Arrangement will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) in accordance with the Business Corporations Act (British Columbia) (the “BCBCA”) and is subject to approval by the Supreme Court of British Columbia (the “Court”) and the stockholders of Bunker Hill and Silver47. Upon completion of the Arrangement, Silver47 will be a direct wholly owned subsidiary of Bunker Hill.

On the terms and subject to the conditions of the Arrangement Agreement and the Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”), Silver47 shareholders will receive 0.1724 shares of common stock in Bunker Hill (each whole share, a “Bunker Hill Share”) in exchange for each Silver47 common share (each, a “Silver47 Share”) held immediately prior to the closing of the Arrangement (the “Exchange Ratio”). No fractional Bunker Hill Shares will be issued in the Arrangement, and where the aggregate number of Bunker Hill Shares to be issued to a person as consideration under or as a result of the Arrangement would result in a fraction, the number of Bunker Hill Shares to be received by that securityholder will be rounded down to the nearest whole Bunker Hill Share, and no person will be entitled to any compensation in respect of a fractional Bunker Hill Share.

At the Effective Time, on the terms and subject to the conditions of the Arrangement Agreement, each Silver47 option (a “Silver47 Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, will be exchanged for an option (each, a “Replacement Option”) to acquire Bunker Hill Shares equal to (rounded down to the nearest whole number) the number of Silver47 Shares subject to such Silver47 Option immediately prior to the Effective Time multiplied by the Exchange Ratio. The exercise price per Bunker Hill Share subject to a Replacement Option will equal the exercise price per Silver47 Share subject to the corresponding Silver47 option immediately before the Effective Time divided by the Exchange Ratio, with the aggregate exercise price payable on any particular exercise rounded up to the nearest whole cent. The Replacement Options shall be exercisable until the original expiry date of the Silver47 Option, except that the term of any Replacement Options, including any outstanding Replacement Options held by or on behalf of an individual that will not be continuing as a director, officer, employee or consultant of Bunker Hill or any of its affiliates (including Silver47) following 60 days after the effective date of the Arrangement, shall be the lesser of (i) the current expiry date of the Silver47 Option, and (ii) the date that is 120 days following the effective date of the Arrangement.

Pursuant to the Plan of Arrangement, each Silver47 restricted share unit (a “Silver47 RSU”) outstanding immediately prior to the Effective Time, whether vested or unvested, will be deemed to be immediately and unconditionally vested and will be settled by Silver47 at the Effective Time, net of applicable withholdings, in exchange for Silver47 Shares, which will be transferred to Bunker Hill under the Plan of Arrangement, after which the holders will be treated as Silver47 shareholders for purposes of the Arrangement.

Pursuant to the Plan of Arrangement, each Silver47 warrant outstanding immediately prior to the Effective Time, whether vested or unvested, will be exchanged for a warrant (each, a “Replacement Warrant”) to acquire from Bunker Hill a number of Bunker Hill Shares equal to the number of Silver47 Shares subject to the warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole Bunker Hill Share. The exercise price per Bunker Hill Share subject to a Replacement Warrant will equal the exercise price per Silver47 Share subject to the corresponding Silver47 warrant immediately before the Effective Time divided by the Exchange Ratio, with the aggregate exercise price payable on any particular exercise rounded up to the nearest whole cent. Replacement Warrants will otherwise have the same terms, including expiry, as the corresponding Silver47 warrants, but will be exercisable exclusively on a cashless basis if the applicable U.S. registration statement is not effective or usable or the holder has not established that a cash exercise is permissible under applicable U.S. securities laws without resale restrictions.

Pursuant to the Arrangement Agreement, at the Effective Time, the board of directors of Bunker Hill (the “Bunker Hill Board”) will be fixed at seven directors: Richard Williams (Executive Chairman), Mark Cruise (Lead Independent Director), Pamela Saxton, Kelli Kast, Samuel Ash, Gary Thompson and Galen McNamara. The Arrangement Agreement also requires Bunker Hill to appoint Galen McNamara as President and Chief Investment Officer.

Each of Bunker Hill and Silver47 has made customary representations and warranties and covenants in the Arrangement Agreement, including covenants regarding the conduct of their respective businesses prior to the closing of the Arrangement.

Silver47 shareholders will be asked to vote on the Arrangement (the “Arrangement Resolution”) at a special meeting, and the Bunker Hill shareholders will be asked to vote on (a) the Bunker Hill Share Issuance Resolution, approving the issuance of Bunker Hill Shares in connection with the Arrangement, and (b) the Bunker Hill Charter Amendment Resolution, approving an amendment to Bunker Hill’s articles of incorporation to increase authorized Bunker Hill Shares from 100,000,000 to 400,000,000 (together, the “Bunker Hill Resolutions”), at a special meeting. Bunker Hill and Silver47 will use commercially reasonable efforts to schedule the meetings on the same date. Each meeting is to be held by November 15, 2026; however, if Bunker Hill files or is required to file a Schedule 14A proxy statement with the SEC, the meetings will be held as promptly as reasonably practicable following SEC clearance of the Bunker Hill Proxy Statement. The Arrangement is conditioned on the approval of the Arrangement Resolution by (a) at least 66⅔% of the votes cast by Silver47 shareholders present in person or by proxy at the Silver47 meeting, and (b) a simple majority of the votes cast by Silver47 shareholders present in person or by proxy at the Silver47 meeting, excluding votes required to be excluded under MI 61-101 (together, the “Silver47 Shareholder Approval”). The Bunker Hill Share Issuance Resolution requires a simple majority of votes cast by Bunker Hill shareholders present in person or by proxy, and the Bunker Hill Charter Amendment Resolution requires a simple majority of the votes entitled to be cast by Bunker Hill shareholders (collectively, the “Bunker Hill Shareholder Approval”). Consummation of the Arrangement is also subject to (a) the absence of any law, injunction or other governmental order that prohibits consummation of the Arrangement, (b) approval of the Arrangement by the Court, (c) receipt of TSXV approval of the Arrangement and approval of the listing and posting for trading on the TSX and any other stock exchange on which Bunker Hill Shares are then listed, subject to standard listing conditions, of the Bunker Hill Shares issuable pursuant to the Arrangement, including the Bunker Hill Shares underlying the Replacement Options and Replacement Warrants, (d) receipt of required regulatory approvals, (e) exemption of the Consideration Shares and Replacement Convertible Securities from registration requirements under Section 3(a)(10) of the U.S. Securities Act, (f) absence of a Material Adverse Effect (as defined in the Arrangement Agreement) on either Silver47 or Bunker Hill, (g) holders of no more than 5% of the Silver47 Shares having exercised Silver47 Dissent Rights and (h) other customary closing conditions, including the accuracy of the other party’s representations and warranties, subject to applicable materiality qualifications, and compliance with covenants and agreements in the Arrangement Agreement.

Each of Bunker Hill and Silver47 is subject to customary restrictions on soliciting alternative acquisition proposals and on providing information to, or engaging in discussions with, third parties regarding such proposals, subject to limited exceptions before the applicable shareholder approval for an unsolicited acquisition proposal that the board of directors, as applicable, has determined in good faith constitutes or would reasonably be expected to constitute a Superior Proposal (as defined in the Arrangement Agreement). Before obtaining the Bunker Hill Shareholder Approval, the Bunker Hill Board may, upon receipt of an Acquisition Proposal (as defined in the Arrangement Agreement) with respect to Bunker Hill that did not result from a material breach of the solicitation restrictions, and that it determines in good faith constitutes a Superior Proposal, change its recommendation that the Bunker Hill shareholders approve the Bunker Hill Resolutions. Before obtaining the Silver47 Shareholder Approval, the board of directors of Silver47 (the “Silver47 Board”) may, upon receipt of an Acquisition Proposal in respect to Silver47 that did not result from a material breach of the solicitation restrictions, and that it determines in good faith constitutes a Superior Proposal, change its recommendation that Silver47 shareholders approve the Arrangement Resolution. Before either Board changes its recommendation, the other Party must be provided with a five business day “match right.”

The Arrangement Agreement contains certain termination rights for both Silver47 and Bunker Hill, including where (a) the Arrangement is not consummated on or before January 31, 2027, or such later date as may be agreed to in writing by the parties (the “Outside Date”), (b) a law or order comes into effect prohibiting consummation of the Arrangement and such law or order has become final and non-appealable or (c) the Silver47 Shareholder Approval or the Bunker Hill Shareholder Approval is not obtained at the relevant meeting held for such purpose. Additionally, each of Bunker Hill and Silver47 has a separate termination right if (a) the board of directors of the other party changes its recommendation under certain circumstances, (b) the other party materially breaches its non-solicitation restrictions, (c) there has been a Material Adverse Effect on the other party that is incapable of being cured prior to the Outside Date, (d) the other party breaches its representations, warranties or covenants in a manner that causes a closing condition to be incapable of being satisfied by the Outside Date or (e) such party authorizes the entry into an agreement with respect to a Superior Proposal, subject to compliance with the procedures set forth in the Arrangement Agreement and payment of the applicable termination fee.

The Arrangement Agreement further provides that, upon termination of the Arrangement Agreement under certain circumstances, Silver47 or Bunker Hill, as the case may be, will be required to pay a termination fee to the other party (each a “Termination Fee”). Silver47 is required to pay a Termination Fee of approximately US$5,700,000 (C$7,900,000) in the following circumstances: (a) Bunker Hill terminates the Arrangement Agreement because of a change of recommendation by the Silver47 Board or a material breach by Silver47 of its non-solicitation restrictions; (b) Silver47 terminates the Arrangement Agreement to enter into an agreement with respect to a Superior Proposal; (c) either party terminates the Arrangement Agreement because the Arrangement is not completed by the Outside Date or because of a failure to obtain the Silver47 Shareholder Approval, at a time when Bunker Hill is entitled to terminate the Arrangement Agreement because of a change of recommendation by the Silver47 Board; or (d) either party terminates the Arrangement Agreement because of a failure to obtain the Silver47 Shareholder Approval or Bunker Hill terminates the Arrangement Agreement because Silver47 has wilfully or intentionally breached its representations, warranties or covenants, but only if, in each case, (i) prior to such termination an acquisition proposal for Silver47 has been made or publicly announced (and is not withdrawn at least five business days before the Silver47 shareholder meeting) and (ii) within 12 months following the date of termination Silver47 consummates any acquisition proposal for Silver47 or enters into an agreement for any acquisition proposal for Silver47, which is subsequently completed. Bunker Hill is required to pay a Termination Fee of approximately US$6,600,000 (C$9,100,000) in the following circumstances: (a) Silver47 terminates the Arrangement Agreement because of a change of recommendation by the Bunker Hill Board or a material breach by Bunker Hill of its non-solicitation restrictions; (b) Bunker Hill terminates the Arrangement Agreement to enter into an agreement with respect to a Superior Proposal; (c) either party terminates the Arrangement Agreement because the Arrangement is not completed by the Outside Date or because of a failure to obtain the Bunker Hill Shareholder Approval, at a time when Silver47 is entitled to terminate the Arrangement Agreement because of a change of recommendation by the Bunker Hill Board; or (d) either party terminates the Arrangement Agreement because of a failure to obtain the Bunker Hill Shareholder Approval, or Silver47 terminates the Arrangement Agreement because Bunker Hill has wilfully or intentionally breached its representations, warranties or covenants, but only if, in each case, (i) prior to such termination an acquisition proposal for Bunker Hill has been made or publicly announced (and is not withdrawn at least five business days before the Bunker Hill stockholder meeting) and (ii) within 12 months following the date of termination Bunker Hill consummates such acquisition proposal or enters into an agreement with respect to an acquisition proposal that is subsequently completed.

The foregoing summary of the Arrangement Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Arrangement Agreement and is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Arrangement Agreement has been included as an exhibit hereto solely to provide investors and securityholders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Bunker Hill, Silver47 or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors and securityholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Bunker Hill or Silver47 or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in Bunker Hill’s public reports. The Arrangement Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Bunker Hill and Silver47 that is or will be contained in, or incorporated by reference into, the documents that Bunker Hill files or has filed with the SEC.

Silver47 Voting Agreements

On August 20, 2026, as an inducement for Bunker Hill to enter into the Arrangement Agreement, Bunker Hill entered into support and voting agreements (the “Silver47 Voting Agreements”) with directors and certain members of the executive leadership team of Silver47 (each, a “Silver47 Holder”), whereby, among other things, such Silver47 Holders, in their capacities as security holders and not in their capacities as directors or officers of Silver47 have agreed, among other things (a) to vote or cause to be voted all Silver47 Shares and any other securities of Silver47 owned or acquired by them during the term of the Silver47 Voting Agreements (the “Silver47 Holder Securities”) in favor of the Arrangement and against any resolution that could reasonably be expected to adversely affect the likelihood of completion of the Arrangement, and (b) not to sell, transfer, pledge or assign any Silver47 Holder Securities, with certain exceptions.

The Silver47 Voting Agreements may be terminated (a) at any time upon the written agreement of Bunker Hill and the applicable Silver47 Holder; (b) by the applicable Silver47 Holder if any representation or warranty of Bunker Hill in the applicable Silver47 Voting Agreement is not true and correct in all material respects or the Exchange Ratio as in effect on the date of the applicable Silver47 Voting Agreement is modified in any manner adverse to the applicable Silver47 Holder; or (c) by Bunker Hill if any representation or warranty of the applicable Silver47 Holder in the applicable Silver47 Voting Agreement is not true and correct in all material respects or the applicable Silver47 Holder has not complied with its covenants and the failure has not been cured within ten business days after written notice. Each Silver47 Voting Agreement automatically terminates at the earliest of (a) the Effective Time and (b) the termination of the Arrangement Agreement in accordance with its terms.

The foregoing summary of the Silver47 Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Silver47 Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Bunker Hill Voting Agreements

On August 20, 2026, as an inducement for Silver47 to enter into the Arrangement Agreement, Silver47 entered into support and voting agreements (the “Bunker Hill Voting Agreements”) with directors, certain members of the executive leadership team of Bunker Hill and certain significant shareholders of Bunker Hill (each, a “Bunker Hill Holder”), whereby, among other things, such Bunker Hill Holders, in their capacities as security holders and not in their capacities as directors or officers of Bunker Hill have agreed, among other things, (a) to vote or cause to be voted all Bunker Hill Shares and any other securities of Bunker Hill owned or acquired by them during the term of the Bunker Hill Voting Agreements (the “Bunker Hill Holder Securities”) in favor of the Arrangement and against any resolution that could reasonably be expected to adversely affect the likelihood of completion of the Arrangement, and (b) not to sell, transfer, pledge or assign any Bunker Hill Holder Securities, with certain exceptions.

The Bunker Hill Voting Agreements may be terminated (a) at any time upon the written agreement of Silver47 and the applicable Bunker Hill Holder; (b) by the applicable Bunker Hill Holder if (i) any representation or warranty of Silver47 in the applicable Bunker Hill Voting Agreement is not true and correct in all material respects, (ii) the Exchange Ratio as in effect on the date of the applicable Bunker Hill Voting Agreement is modified in any manner adverse to the applicable Bunker Hill Holder or (iii) there is any material amendment to the terms of the Arrangement or Arrangement Agreement; or (c) by Silver47 if any representation or warranty of the applicable Bunker Hill Holder in the applicable Bunker Hill Voting Agreement is not true and correct in all material respects or the applicable Bunker Hill Holder has not complied with its covenants and the failure has not been cured within ten business days after written notice. The Bunker Hill Voting Agreements automatically terminate at the earliest of (a) the Effective Time, or (b) the termination of the Arrangement Agreement in accordance with its terms, with the exception of the Bunker Hill Voting Agreements entered into with Teck Resources Limited and Sprott Streaming and Royalty Corp, which automatically terminate at the earliest of (a) the Effective Time, (b) the Bunker Hill Meeting does not convene by November 15, 2026, (c) the Effective Time has not occurred prior to January 31, 2027, or (d) the termination of the Arrangement Agreement in accordance with its terms.

The foregoing summary of the Bunker Hill Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Bunker Hill Voting Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02.

As described in Item 1.01 of this Current Report on Form 8-K, Bunker Hill has agreed in the Arrangement Agreement that, if the Plan of Arrangement becomes effective and its acquisition of the issued and outstanding common shares of Silver47 is thereby completed, Bunker Hill will issue 0.1724 of a share of Bunker Hill Common Stock for each issued and outstanding Silver47 common share, or approximately 36 million shares of Bunker Hill Common Stock in the aggregate (based on the currently issued and outstanding Silver47 common shares). If issued, and after the consummation of the Arrangement, such shares will represent approximately 43% of the total number of outstanding shares of Bunker Hill Common Stock.

Section 3(a)(10) of the Securities Act exempts from the registration requirements under the Securities Act the issuance of securities which have been approved, after a hearing upon the substantive and procedural fairness of the terms and conditions of the relevant transaction, at which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. Under the Arrangement Agreement, Silver47 will submit the Plan of Arrangement to the Court for an interim order permitting notice to all persons to which the Consideration Shares and the Replacement Convertible Securities will be issuable. Following Silver47’s receipt of the Silver47 Shareholder Approval and a hearing at which such persons will have the right to appear, Silver47 will seek a final order from the Court as to the substantive and procedural fairness of the Plan of Arrangement. Such final order is a condition to the consummation of the Plan of Arrangement and the issuance of the Consideration Shares and the Replacement Convertible Securities. Bunker Hill therefore anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Arrangement (including the receipt of such final order from the Court), the issuance of the Consideration Shares and the Replacement Convertible Securities to the Silver47 securityholders will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

Item 7.01. Regulation FD Disclosure.

On August 21, 2026, Bunker Hill and Silver47 issued a joint press release that includes, among other matters, information related to the Arrangement. A copy of the press release is filed as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In connection with the announcement of the Agreement, Bunker Hill intends to provide supplemental information regarding the proposed transaction in presentations to analysts and investors. The slides that will be available in connection with those presentations are attached as Exhibit 99.2 hereto and are incorporated into this Item 7.01 by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of Bunker Hill under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of August 20, 2026, between Bunker Hill Mining Corp. and Silver47 Exploration Corp.
10.1	Form of Voting Agreement, entered into by Bunker Hill Mining Corp. and certain shareholders of Silver47 Exploration Corp.
10.2	Form of Voting Agreement, entered into by Silver47 Exploration Corp. and certain shareholders of Bunker Hill Mining Corp.
99.1	Press release, dated August 21, 2026.
99.2	Investor presentation, dated August 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this communication may include, without limitation: (i) statements relating to Bunker Hill’s planned acquisition of Silver47 and the expected terms, timing and closing of the proposed transaction, including receipt of required approvals and satisfaction of other customary closing conditions; (ii) estimates of future production, including expected annual production range; (iii) estimates of planned expenses and capital expenditures, including the expected costs of construction, commissioning, and operation and the sources of funds to pay for such costs; (iv) estimates of future capital expenditures; (v) estimates of future cost reductions, synergies, including pre-tax synergies, savings and efficiencies; (vi) expectations regarding future exploration and the development, growth and potential of Bunker Hill’s and Silver47’s operations, project pipeline and investments; (vii) expectations of future dividends and returns to shareholders; (viii) expectations of future balance sheet strength and credit ratings; (ix) expectations of future equity and enterprise value; (x) expected listing of common stock on the TSX or any other stock exchange; and (xi) expectations of future plans and benefits. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Bunker Hill’s and Silver47’s operations and projects being consistent with current expectations and mine plans; (iii) political developments in any jurisdiction in which Bunker Hill or Silver47 operates being consistent with its current expectations; (iv) certain exchange rate assumptions for the Canadian dollar to the U.S. dollar; (v) certain price assumptions, including the price of silver; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and (viii) other planning assumptions.

Factors that could cause actual results to differ, and differ materially, include, but are not limited to: Bunker Hill’s ability to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Arrangement Agreement; failure to obtain applicable regulatory or shareholder approvals in a timely manner or at all; failure to satisfy any other conditions to closing of the proposed transaction; failure to realize the anticipated benefits and synergies of the proposed transaction in the expected timeframe or at all, including as a result of a delay in consummating the proposed transaction; the success of integration plans and the time required to successfully integrate Silver47’s operations with those of Bunker Hill; the focus of management’s time and attention on the proposed transaction and other potential disruptions arising from the proposed transaction; the effects of the announcement of the proposed transaction on Bunker Hill’s or Silver47’s businesses; Bunker Hill’s or Silver47’s ability to retain certain key employees following the public announcement of the proposed transaction; the potential for litigation related to the proposed transaction; Bunker Hill’s or Silver47’s ability to obtain certain third party or governmental regulatory consents, approvals or clearances; potential undisclosed liabilities of Silver47 not identified during the due diligence process; the impact of the proposed transaction on the market price of Bunker Hill’s or Silver47’s common stock and/or operating results; silver and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution governmental regulation and judicial outcomes and other risks; and general economic conditions that are less favorable than expected. For more detailed discussion of such risks and other factors, see Bunker Hill’s 2025 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as well as Bunker Hill’s other SEC filings, available on the SEC website and www.bunkerhillmining.com/investors, Silver47’s most recent annual information form as well as Silver47’s other filings made with Canadian securities regulatory authorities and available on SEDAR+ and www.silver-47.com/investors. Bunker Hill is not affirming or adopting any statements or reports attributed to Silver47 (including prior mineral reserve and resource declaration) in this communication or made by Silver47 outside of this communication. Silver47 is not affirming or adopting any statements or reports attributed to Bunker Hill (including prior mineral reserve and resource declaration) in this communication or made by Bunker Hill outside of this communication. Bunker Hill and Silver47 do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Cautionary Note to U.S. Investors

Silver47 discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in Canada’s National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”), whereas Bunker Hill’s public disclosures are governed by the Exchange Act, including Regulation S-K 1300 thereunder (“S-K 1300”), in addition to NI 43-101. Although S-K 1300 and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by Silver47 prepared in accordance with NI 43-101 may not be comparable to similar information made public by companies, including Bunker Hill, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

Date: August 24, 2026	By:	/s/ Sam Ash
Sam Ash
President and CEO